                                                                     Exhibit 5.1

                 [ Testa, Hurwitz & Thibeault, LLP Letterhead ]




                                                                 August 16, 1999


Lionbridge Technologies, Inc.
950 Winter Street
Waltham, Massachusetts  02451

         RE:      Registration Statement on Form S-1
                  (FILE NO. 333-81233)
                  ----------------------------------

Ladies and Gentlemen:

         This opinion relates to an aggregate of 4,600,000 shares of common stock, par value $.01 per share ("common stock"), of Lionbridge Technologies, Inc. (the "Company"), which are the subject matter of a Registration Statement on Form S-1 as filed with the Securities and Exchange Commission (the "Commission") on June 21, 1999, as amended (the "Registration Statement").

         The 4,600,000 shares of common stock covered by the Registration Statement consist of 4,000,000 shares being sold by the Company and 206,666 shares and 393,334 shares subject to an over-allotment option granted by the Company and certain stockholders of the Company (the "Selling Stockholders"), respectively, to the underwriters named in the prospectus (the "Prospectus") incorporated by reference in the Registration Statement.

         Based upon such investigation as we have deemed necessary, we are of the opinion that when the 4,206,666 shares of common stock to be sold by the Company pursuant to the Prospectus have been issued and paid for in accordance with the terms described in the Prospectus, such shares of common stock will have been validly issued and will be fully paid and nonassessable. Further, we are of the opinion that the 393,334 shares of common stock to be sold by the Selling Stockholders pursuant to the Prospectus are validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Legal Matters."



                                   Very truly yours,

                                   /s/ Testa, Hurwitz & Thibeault, LLP
                                   TESTA, HURWITZ & THIBEAULT, LLP